Interline Brands Launches SupplyWorks - Merges Five Brands into One
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New Institutional Business to Deliver Integrated Facility Maintenance Solutions
to over 100,000 Customers
JACKSONVILLE, Fla., March 16, 2015 -- Interline Brands, Inc. ("Interline" or the "Company"), one of the largest national distributors of broad-line facilities maintenance, repair and operations products, today announced the launch of a new national brand, SupplyWorks (supplyworks.com). With over $850 million of annual revenue, SupplyWorks is one of the largest broad line facilities maintenance businesses in the United States providing a full suite of products and solutions to institutional and commercial customers.
“The launch of SupplyWorks represents a historic day for our Company, and marks one of the last major steps in our efforts to create a leading national and integrated institutional business,” said Michael J. Grebe, Chairman and Chief Executive Officer. “Over the last decade, Interline has acquired, created and developed some of the industry’s very best facilities maintenance brands, capabilities, technologies, teams and products. Today we’re uniting five of these top brands under one national banner, and solidifying our leadership position in the institutional facilities maintenance market. More importantly, we have realized our goal of having one team, one process, and one national platform with a full and differentiated suite of products and the best distribution capabilities in the industry. All of this comes together to provide our customers with a compelling value proposition that we believe is unique in the industry.”
SupplyWorks represents the unification of five of Interline’s leading brands ─ AmSan®, CleanSource®, JanPak®, Trayco® and Sexauer® ─ under one national brand. The SupplyWorks brand will include over 140,000 products ─ spanning everything from plumbing and cleaning supplies to HVAC, electrical and other maintenance and repair products ─ to help customers enhance the performance, safety, health and sustainability of facilities across the United States. With over 3,000 supply partners, SupplyWorks features a strong portfolio of branded products from Georgia-Pacific, 3M, Diversey Care, Kimberly-Clark, Kohler, Schlage and Spartan, among others, as well as Interline’s own exclusive brands. SupplyWorks will leverage a team of over 900 highly-trained facility maintenance experts and customer support professionals to serve a diverse and expanding customer base including: building service contractors, office buildings, schools and universities, healthcare institutions, lodging, and high-traffic buildings such as airports, stadiums and shopping malls.
Kenneth D. Sweder, President and Chief Operating Officer commented, “The launch of SupplyWorks punctuates the growth strategy we’ve been pursuing to build a leading share position in the highly fragmented institutional facilities maintenance end market. Today, we bring together our significant scale, robust capabilities and solutions-focused sales force for the benefit of our customers – all through a single national brand. While we will continue to provide our customers with the same solutions and personalized service they have come to expect from the predecessor brands, we now can offer them the full breadth of our products and programs under the new SupplyWorks brand, delivered by the same trusted and dedicated team of professionals.”
Mr. Sweder continued, “Whether it’s a customized inventory management program, our SupplyWorks In-Sitetm facility solution or our new mobile websites, our team has the expertise and insights to bring tailored product and supply chain solutions to our customers.”
“We want to thank all of our associates, customers, partners and suppliers for joining us on this incredible journey. It is a seminal event in our Company’s history and within the facilities maintenance industry, and we are excited about the road ahead. The SupplyWorks brand represents a new standard for our industry and we’re thrilled to introduce it to the American marketplace,” concluded, Mr. Sweder.

About Interline Brands
Interline Brands, Inc. is one of the largest national distributors of broad-line facilities maintenance, repair and operations products in North America. Interline serves over 175,000 customers and holds leading market positions in the Commercial/Institutional, Multifamily Housing and Residential end markets. Interline provides its customers comprehensive supply chain solutions including next-day delivery capability to 98% of the U.S. population, the right merchandise breadth of over 150,000 national and exclusive branded products, innovative supply chain and ecommerce technology, and specialized end-market expertise from more than 1,600 sales and support professionals.

CONTACT: Lev Cela
PHONE: 904-421-1441